Exhibit (n)(ii)

APPENDIX A
(As amended and restated effective as of December 22, 2014)

Multi Class Funds	Maximum Initial Sales Charge	Maximum CDSC	Maximum Rule 12b-1 Fee

1. The Arbitrage Fund
Class R	None	None	0.25%
Class I	None	None	None
Class C	None	1.00%	1.00%
Class A	2.50%	None*	0.25%

2. The Arbitrage Event-Driven Fund
Class R	None	None	0.25%
Class I	None	None	None
Class C	None	1.00%	1.00%
Class A	3.25%	None**	0.25%

3. The Arbitrage Credit Fund
Class R	None	None	0.25%
Class I	None	None	None
Class C	None	1.00%	1.00%
Class A	3.25%	None**	0.25%

4. The Arbitrage Tactical Equity Fund
Class R	None	None	0.25%
Class I	None	None	None
Class C	None	1.00%	1.00%
Class A	3.25%	None**	0.25%

*	A deferred sales charge of up to 0.50% will be imposed on purchases of $250,000 or more of Class A shares purchased without a front-end sales charge that are redeemed within twelve months of purchase.

**
A deferred sales charge of up to 1.00% will be imposed on purchases of $500,000 or more of Class A shares purchased without a front-end sales charge that are redeemed within eighteen months of purchase.